Exhibit 10.22

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of December 27, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender, OXFORD FINANCE FUNDING IX, LLC, a Delaware limited liability company, OXFORD FINANCE FUNDING XIII, LLC, a Delaware limited liability company, OXFORD FINANCE FUNDING 2020-1, LLC, a Delaware limited liability company, each with offices located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314, and SILICON VALLEY BANK, a California corporation with an office located at 275 Grove Street, Suite 2-200, Newton, MA 02466 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and MERSANA THERAPEUTICS, INC., a Delaware corporation with offices located at 840 Memorial Drive, Cambridge, MA 02139 (“Borrower”).
A.    Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of October 29, 2021 (as amended, supplemented or otherwise modified from time to time, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of February 17, 2022 and that certain Second Amendment to Loan and Security Agreement dated as of October 17, 2022, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
B.    Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendment to Loan Agreement.
2.1    Section 2.2(a) (Term Loans). Sections 2.2(a)(i) and (ii) of the Loan Agreement are amended and restated as follows:
“(a)    Availability.
(i)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term A Draw Period, to make term loans to Borrower in an aggregate amount of up to Forty Million Dollars ($40,000,000.00) to be disbursed in an amount equal to Twenty-Five Million Dollars ($25,000,000.00) on the Effective Date according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto, with the remaining Fifteen Million Dollars ($15,000,000.00) available to be disbursed, upon Borrower’s request, in up to three (3) additional single advances according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans on the Effective Date and thereafter are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). Each disbursement of Term A Loans after the Effective Date shall be in an aggregate amount of at least Five Million Dollars ($5,000,000.00) and, unless the entire remaining amount of the Term A Loan Commitment will be disbursed at such disbursement, in a denomination that is a whole number multiple of Five Million Dollars ($5,000,000.00). After repayment, no Term A Loan may be re-borrowed.

(ii)    Subject to the terms and conditions of this Agreement and upon Borrower’s request, the Lenders agree, severally and not jointly, during the Term B Draw Period, to make term loans to Borrower in an aggregate amount equal to Forty Million Dollars ($40,000,000.00) and disbursed in a single advance according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re-borrowed.”
2.2    Section 2.5(f) (Third Amendment Fee). Section 2.5(f) of the Loan Agreement is hereby added as follows:
“(f) Third Amendment Fee. A fully earned, non-refundable amendment fee in an aggregate amount of One Hundred and Fifty Thousand Dollars ($150,000.00) to be shared between the Lenders in accordance with their respective Pro Rata Shares and due and payable on the Third Amendment Effective Date.”
2.3    Section 3.4 (Procedures for Borrowing). Section 3.4 of the Loan Agreement is amended and restated as follows:
“3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 2:00 p.m. Eastern time ten (10) Business Days prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter (and the Loan Payment/Advance Request Form, with respect to SVB) executed by a Responsible Officer or his or her designee. The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee. On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.”
2.4    Section 13 (Definitions). The following defined terms in Section 13 of the Loan Agreement are amended and restated as follows:
“Term A Draw Period” is the period commencing on the Effective Date and ending on the earlier of (i) June 30, 2023 and (ii) the occurrence of an Event of Default.
“Term B Draw Period” is the period commencing on the date of the occurrence of the Term B Milestone and ending on the earliest of (i) the date that is ninety (90) days after the occurrence of the Term B Milestone, (ii) September 30, 2023 and (iii) the occurrence of an Event of Default; provided, however, that the Term B Draw Period shall not commence if on the date of the occurrence of the Term B Milestone an Event of Default has occurred and is continuing.
2.5    Section 13 (Definitions). The following term and such definition is hereby added to Section 13.1 of the Loan Agreement in proper alphabetical order as follows:
“Third Amendment Effective Date” is December 27, 2022.
2.6    Schedule 1.1 (Lenders and Commitments). Schedule 1.1 of the Loan Agreement is amended and restated with Schedule 1.1 attached to this Amendment.
3.    Limitation of Amendment.
3.1    The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
6.    Release by Borrower.
6.1    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

6.2    In furtherance of this release, Borrower expressly acknowledges and waives the provisions of California Civil Code Section 1542 (and any similar provision under the laws of any state), which states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

6.3    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
6.4    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
7.    Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties thereto.
8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
9.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

MERSANA THERAPEUTICS, INC.

By /s/ Brian DeSchuytner
Name: Brian DeSchuytner
Title: Chief Financial Officer and Treasurer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By/s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

OXFORD FINANCE FUNDING IX, LLC

By_/s/ Colette H. Featherly___________________
Name: Colette H. Featherly
Title: Secretary

OXFORD FINANCE FUNDING XIII, LLC

By__/s/ Colette H. Featherly_________________
Name: Colette H. Featherly
Title: Secretary

OXFORD FINANCE FUNDING 2020-1, LLC

By__/s/ Colette H. Featherly_________________
Name: Colette H. Featherly
Title: Secretary

SILICON VALLEY BANK

By /s/ Nate Meaux
Name: Nate Meaux
Title: Senior Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000.00	50%
SILICON VALLEY BANK	$20,000,000.00	50%
TOTAL	$40,000,000.00	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000.00	50%
SILICON VALLEY BANK	$20,000,000.00	50%
TOTAL	$40,000,000.00	100.00%
	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$40,000,000.00	50%
SILICON VALLEY BANK	$40,000,000.00	50%
TOTAL	$80,000,000.00	100.00%